EXHIBIT 99.1

EXCO Resources, Inc. 12377 Merit Drive, Suite 1700, LB 82, Dallas, Texas 75251 (214) 368-2084 FAX (214) 368-2087

EXCO RESOURCES ANNOUNCES REVENUES, EARNINGS AND
PRODUCTION FOR THE YEAR ENDED DECEMBER 31, 2004

DALLAS, TEXAS, March 30, 2005…EXCO Resources, Inc. (EXCO) today reported revenues, earnings and cash flow for the year ended December 31, 2004.  For the year, EXCO reported net income of $6.2 million, including a $36.0 million non-cash pre-tax mark to market expense resulting from changes in the fair value of our derivative financial instruments, on oil and natural gas revenues of $236.8 million.  For the year, cash settlement expense on derivative financial instruments was $35.9 million, and net cash provided by operating activities was $118.6 million.  For the 209 day period from January 1 to July 28, 2003, EXCO had net income of $1.0 million on oil and natural gas revenues of $61.4 million, and net cash provided by operating activities of $20.4 million.  For the 156 day period from July 29 to December 31, 2003, EXCO had net income of $4.2 million on oil and natural gas revenues of $46.1 million, and net cash provided by operating activities of $21.7 million.  The cash settlement expense on derivative financial instruments for the 209 day period from January 1 to July 28, 2003, using our predecessor accounting method, was netted in “Oil and natural gas revenues”. The cash settlement expense on derivative financial instruments for the 156 day period from July 29 to December 31, 2003 and for the entire year in 2004, using our successor accounting method, was included in “Commodity price risk management activities” in the Condensed Consolidated Statements of Operations included at the end of this press release.

EBITDA adjusted to exclude expenses from derivative ineffectiveness and terminated hedges, accretion of discounts on asset retirement obligations, foreign currency transaction gains, and non-cash changes in the fair value of derivative financial instruments (Adjusted EBITDA) for the year ended December 31, 2004 was $133.5 million.  For the 209 day period from January 1 to July 28, 2003, Adjusted EBITDA was $21.4 million.  For the 156 day period from July 29 to December 31, 2003, Adjusted EBITDA was $20.6 million.  EBITDA and Adjusted EBITDA are financial measures that are calculated on a basis other than in accordance with Generally Accepted Accounting Principles (GAAP).  For a detailed summary and reconciliation of each of these non-GAAP measures to its most comparable GAAP measure, please refer to the schedule entitled “Condensed Consolidated EBITDA and Adjusted EBITDA Reconciliations” included at the end of this release.

Production for the year ended December 31, 2004, was approximately 1.2 million barrels of oil, 703,000 barrels of natural gas liquids, and 29.2 Bcf of natural gas as compared to production for the year ended 2003 of approximately 1.2 million barrels of oil, 391,000 barrels of natural gas liquids, and 15.9 Bcf of natural gas.  Overall, for the year ended December 31, 2004, total production was approximately 40.5 Bcfe versus total production for the year ended 2003 of approximately 25.5 Bcfe, a 15.0 Bcfe or 59% increase.

The average oil price per Bbl, before cash settlements of derivative financial instruments, received during the year ended December 31, 2004, was $38.32 versus $29.22 for the year ended December 31, 2003, a $9.10 per barrel or 31% increase.  The average natural gas price per Mcf, before cash settlements of derivative financial instruments, received during the current year was $5.87 versus $4.79 for the prior year, a $1.08 per Mcf or 23% increase.  The average natural gas liquids price per Bbl received during the year ended December 31, 2004, was $28.34 versus $24.73 during the year ended December 31, 2003, a $3.61 per barrel or 15% increase.

For the three months ended December 31, 2004, EXCO reported net income of $23.6 million, including a $24.4 million non-cash pre-tax mark to market gain resulting from changes in the fair value of our derivative financial instruments, on oil and natural gas revenues of $70.2 million.  For the three months ended December 31, 2004, cash settlement expense on derivative financial instruments was $14.3 million, and net cash provided by operating activities was $30.2 million.  For the three months ended December 31, 2003, EXCO had net income of $0.5 million on oil and natural gas revenues of $26.6 million, and net cash provided by operating activities of $10.7 million.  The cash settlement expense on derivative financial instruments for the quarter ended December 31, 2003 and 2004 was included in “Commodity price risk management activities” in the Condensed Consolidated Statements of Operations included at the end of this release.

EBITDA adjusted to exclude expenses from derivative ineffectiveness and terminated hedges, accretion of discounts on asset retirement obligations, foreign currency transaction gains, and non-cash changes in the fair value of derivative financial instruments (Adjusted EBITDA) for the three months ended December 31, 2004 was $37.8 million.  For the three months ended December 31, 2003, Adjusted EBITDA was $10.8 million.  EBITDA and Adjusted EBITDA are financial measures that are calculated on a basis other than in accordance with Generally Accepted Accounting Principles (GAAP).  For a detailed summary and reconciliation of each of these non-GAAP measures to its most comparable GAAP measure, please refer to the schedule entitled “Condensed Consolidated EBITDA and Adjusted EBITDA Reconciliations” included at the end of this release.

Production for the three months ended December 31, 2004, was approximately 262,000 Bbls of oil, 189,000 Bbls of natural gas liquids, and 7.7 Bcf of natural gas as compared to 2003 production for the same period of approximately 286,000 Bbls of oil, 96,000 Bbls of natural gas liquids, and 3.8 Bcf of natural gas.  Overall, for the three months ended December 31, 2004, total production was approximately 10.4 Bcfe versus 2003 total production for the same period of approximately 6.1 Bcfe, a 4.3 Bcfe or 70% increase.

The average oil price per Bbl, before cash settlements of derivative financial instruments, received during the three months ended December 31, 2004, was $46.11 versus $28.44 for the three months ended December 31, 2003, a $17.67 per barrel or 62% increase.  The average natural gas price per Mcf, before cash settlements of derivative financial instruments, received during the current three months was $6.72 versus $4.19 for the corresponding three months of the prior year, a $2.53 per Mcf or 60% increase.  The average natural gas liquids price per Bbl received during the three months ended December 31, 2004, was $32.79 versus $24.77 during the three months ended December 31, 2003, a $8.02 per barrel or 32% increase.

On July 29, 2003, EXCO was acquired by EXCO Holdings Inc. through a merger.  Results for the year ended December 31, 2003 represent the total of the 209 days of the predecessor basis of accounting before the merger with EXCO Holdings, and the 156 days of the stepped up successor basis of accounting after the merger.  Results for the three months ended December 31, 2003 represent the stepped-up successor basis of accounting after the merger.  Results for the three months and year ended December 31, 2004 represent the stepped up successor basis of accounting after the merger.  Results for the three months and year ended December 31, 2004 also include the activities of North Coast Energy, Inc. which was acquired by EXCO pursuant to a tender offer and merger on January 27, 2004 for a purchase price of $167.8 million and the assumption of $57.0 million of outstanding indebtedness.

EXCO, its management and the private equity shareholders of its 100% parent company, EXCO Holdings Inc., are evaluating a number of strategic alternatives in light of the recent sale of its Canadian operating subsidiary, Addison Energy Inc. (Addison). EXCO sold Addison for approximately $442.7 million, of which EXCO, as of March 29, 2005, holds approximately $273.3 million in cash after, among other things, the payment of taxes, the repayment of secured bank debt and payments related to the closing of several commodity price risk management contracts.

The strategic alternatives being evaluated include, among other things: (1) an issuance of EXCO Holdings’ equity securities; (2) a leveraged recapitalization of EXCO Holdings, which would include an equity buyout; (3) a spin-off of EXCO’s Appalachian properties into a master limited partnership; (4) payment of a dividend to EXCO Holdings’ shareholders; or (5) no restructuring or recapitalization and retention of the cash from the sale of Addison to continue EXCO’s acquisition and development program.  EXCO cautions, however, that no assurance can be given that any of these strategic alternatives, or any transaction, will be pursued or, if a transaction is pursued, that it will be consummated.

EXCO Resources, Inc. is a privately-held oil and natural gas acquisition, exploration, exploitation, development and production company headquartered in Dallas, Texas with principal operations in Texas, Colorado, Ohio, Pennsylvania, and West Virginia.

Additional information about EXCO Resources, Inc. may be obtained by contacting EXCO’s President, Ted Eubank, at EXCO’s headquarters, 12377 Merit Drive, Suite 1700, Dallas, TX 75251, telephone number (214) 368-2084.

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This release may contain forward-looking statements relating to future financial results or business expectations.  Business plans may change as circumstances warrant.  Actual results may differ materially from those predicted as a result of factors over which EXCO has no control.  Such factors include, but are not limited to:  acquisitions, recruiting and new business solicitation efforts, commodity price changes, the extent to which EXCO is successful in integrating recently acquired businesses, regulatory changes and general economic conditions.  These risk factors and additional information are included in EXCO’s reports on file with the Securities and Exchange Commission.

EXCO RESOURCES, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2003	2004
	(In thousands, except share data)

Assets
Current assets:
Cash and cash equivalents	$7,333	$26,408
Accounts receivable:
Oil and natural gas sales	13,514	32,752
Joint interest	3,857	4,539
Interest and other	1,895	1,630
Deferred tax asset	—	3,121
Oil and natural gas derivatives	705	273
Marketable securities	818	69
Other	3,447	7,056
Total current assets	31,569	75,848
Oil and natural gas properties (full cost accounting method):
Unproved oil and natural gas properties	9,195	22,199
Proved developed and undeveloped oil and natural gas properties	416,679	794,844
Accumulated depreciation, depletion and amortization	(11,931)	(60,449)
Oil and natural gas properties, net	413,943	756,594
Gas gathering, office and field equipment, net	1,101	27,281
Deferred financing costs, net	1,565	10,862
Oil and natural gas derivatives	204	—
Goodwill	53,346	51,416
Other assets	3,302	22
Total assets	$505,030	$922,023

EXCO RESOURCES, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2003	2004
	(In thousands, except share data)

Liabilities and Shareholder’s Equity
Current liabilities:
Accounts payable and accrued liabilities	$24,946	$42,871
Accrued interest payable	362	14,959
Revenues and royalties payable	3,350	8,641
Income taxes payable	3,726	8,665
Deferred income taxes	—	710
Current portion of asset retirement obligations	—	2,418
Oil and natural gas derivatives	12,804	27,431
Total current liabilities	45,188	105,695
Long-term debt	207,951	47,396
7¼% senior notes due 2011	—	452,953
Asset retirement obligations and other long-term liabilities	18,343	26,330
Deferred income taxes	45,899	59,102
Oil and natural gas derivatives	3,780	26,796
Commitments and contingencies	—	—
Shareholder’s equity:
Common stock, $.01 par value: Authorized shares-100,000; Issued and outstanding shares-1,000 at December 31, 2003 and 2004	1	1
Additional paid-in capital	—	—
Capital contributed by EXCO Holdings Inc.	172,045	172,045
Retained earnings	4,177	10,338
Accumulated other comprehensive income:
Foreign currency translation adjustments	7,680	21,384
Unrealized loss on equity investments	(34)	(17)
Total shareholder’s equity	183,869	203,751
Total liabilities and shareholder’s equity	$505,030	$922,023

EXCO RESOURCES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Predecessor	Successor
	For the	For the
	209 Day	156 Day
	Period From	Period From
	January 1,	July 29,
	2003 to	2003 to	Year ended	Quarter ended
	July 28,	December 31,	December 31,	December 31,
	2003	2003	2004	2003	2004
	(In thousands, except per share amounts)
Revenues and other income:
Oil and natural gas	$61,416	$46,133	$236,754	$26,640	$70,151
Commodity price risk management activities	—	(11,160)	(71,891)	(11,489)	10,108
Other income (loss)	(1,033)	239	13,147	179	5,649
Total revenues and other income	60,383	35,212	178,010	15,330	85,908
Cost and expenses:
Oil and natural gas production	19,793	14,524	48,475	9,490	13,148
Depreciation, depletion and amortization	11,476	11,903	48,534	6,963	13,016
Accretion of discount on asset retirement obligations	737	528	1,678	327	419
General and administrative	19,272	5,847	21,246	3,539	5,636
Interest	3,527	4,080	36,432	2,655	9,288
Total cost and expenses	54,805	36,882	156,365	22,974	41,507
Income (loss) before income taxes.	5,578	(1,670)	21,645	(7,644)	44,401
Income tax expense (benefit)	4,801	(5,847)	15,484	(8,095)	20,840
Income (loss) before cumulative effect of change in accounting principle	777	4,177	6,161	451	23,561
Cumulative effect of change in accounting principle, net of income taxes of $696,000	255	—	—	—	—
Net income (loss)	1,032	$4,177	$6,161	$451	$23,561
Dividends on preferred stock	2,620
Loss on common stock	$(1,588)
Basic loss per share	$(0.20)
Diluted loss per share	$(0.20)
Weighted average number of common and common equivalent shares outstanding:
Basic	8,084
Diluted	8,084

EXCO RESOURCES, INC.

CONDENSED CONSOLIDATED EBITDA AND

ADJUSTED EBITDA RECONCILIATIONS

	Predecessor	Successor
	For the	For the
	209 Day	156 Day
	Period From	Period From
	January 1,	July 29,
	2003 to	2003 to	Year ended	Quarter ended
	July 28,	December 31,	December 31,	December 31,
	2003	2003	2004	2003	2004
	(In thousands, except per share amounts)

Net income (loss)	$1,032	$4,177	$6,161	$451	$23,561
Interest expense	3,527	4,080	36,432	2,655	9,288
Income tax expense (benefit)	4,801	(5,847)	15,484	(8,095)	20,840
Depreciation, depletion and amortization	11,476	11,903	48,534	6,963	13,016
EBITDA (1)	20,836	14,313	106,611	1,974	66,705
(Income) expense from derivative ineffectiveness and terminated hedges	(187)	—	—	—	—
Foreign currency transaction gain	—	—	(10,781)	—	(4,954)
Accretion of discount on asset retirement obligations	737	528	1,678	327	419
Non-cash changes in fair value of derivatives	—	5,783	35,949	8,477	(24,404)
Adjusted EBITDA (1)	$21,386	$20,624	$133,457	$10,778	$37,766

(1)  Earnings before interest, taxes, depreciation, depletion and amortization, or “EBITDA,” represents net income adjusted to exclude interest expense, income taxes, depreciation, depletion and amortization.  “Adjusted EBITDA” represents EBITDA adjusted to exclude expenses from derivative ineffectiveness and terminated hedges, accretion of discounts on asset retirement obligations, foreign currency transaction gains, and non-cash changes in the fair value of derivative financial instruments.  We have presented Adjusted EBITDA because it is substantially similar to financial measures that are used in covenant calculations required under our U.S. and Canadian credit agreements and the indenture to our 7¼% senior notes and compliance with the liquidity covenants included in these agreements is considered material to us.  Our computations of EBITDA and Adjusted EBITDA may differ from computations of similarly titled measures of other companies due to differences in the inclusion or exclusion of items in our computations as compared to those of others.  EBITDA and Adjusted EBITDA are measures that are not prescribed by GAAP.  EBITDA and Adjusted EBITDA specifically exclude changes in working capital, capital expenditures and other items that are set forth on a cash flow statement presentation of a company’s operating, investing and financing activities.  As such, we encourage investors not to use these measures as substitutes for the determination of net income, net cash provided by operating activities or other similar GAAP measures.